CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Foamex International Inc. on Form S-8 (file No. 33-94154) of our report dated June 25, 1999 on our audits of the financial statements and schedules of the Foamex L.P. 401(k) Savings Plan as of December 31, 1998 and December 31, 1997 and for the years ended, which is in this Annual Report on Form 11-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 25, 1999


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